As filed with the Securities and Exchange Commission on May 8, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PetroLogistics LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2532754 (I.R.S. Employer Identification No.)

600 Travis Street, Suite 3250

Houston, TX 77002

(713) 255-5990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PetroLogistics Long Term Incentive Plan

(Full title of the plans)

National Corporate Research, Ltd.

615 South DuPont Highway

Dover, DE 19901

(800) 483-1140

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
PetroLogistics LP Long Term Incentive Plan	Common units representing limited partner interests	5,882,352 units	$15.75	$92,647,044	$10,618

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional common units representing limited partner interests (“Common Units”) as may become issuable pursuant to the adjustment provisions of the PetroLogistics Long Term Incentive Plan (the “Plan”).

(2)   Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 5,882,352 Common Units being registered hereby is based on a price of $15.75, which is the average of the high and low trading prices per Common Unit of PetroLogistics LP (the “Registrant”), as reported by the New York Stock Exchange on May 4, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

PetroLogistics GP LLC (the “Company”), the general partner of the Registrant, will provide all participants in the Plan with document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.  In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)           The Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act on May 4, 2012, relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-175035);

(b)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above; and

(c)           The description of the Registrant’s Common Units included under the caption “Description of our Common Units” contained in the prospectus forming part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-175035), which description has been incorporated by reference in Item 1 of the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on April 27, 2012, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Subject to any terms, conditions, or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Under the terms of the Registrant’s first amended and restated agreement of limited partnership (the “Partnership Agreement”) the Registrant will indemnify the following persons in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings:

(1)   the Company;

(2)   any departing general partner of the Registrant (a “Departing GP”);

(3)   any person who is or was a director, officer, fiduciary, trustee, manager or managing member of the Registrant or its subsidiary, the Company or any Departing GP;

(4)   any person who is or was serving as a director, officer, fiduciary, trustee, manager or managing member of another person owing a fiduciary duty to the Registrant or its subsidiary at the request of the Company or any Departing GP;

(5)   any person who controls the Company; or

(6)   any person designated by the Company.

Any indemnification under these provisions will only be out of the assets of the Registrant. Unless the Company otherwise agrees, the Company will not be personally liable for, or have any obligation to contribute or loan funds or assets to the Registrant to enable it to effectuate, indemnification. The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the Partnership Agreement.

Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of the Company provides for the indemnification of its directors and officers against liabilities they incur in their capacities as such. The Company may enter into indemnity agreements with each of its current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s limited liability company agreement and to provide additional procedural protections.

The underwriting agreement that the Registrant entered into on May 3, 2012 contains indemnification and contribution provisions.

The Plan provides that the committee that administers the Plan (the “Committee”) and all members thereof are entitled to, in good faith, rely or act upon any report or other information furnished to them by any officer or employee of the Registrant, the Company, any of the Registrant’s subsidiaries, the Registrant’s or Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan.  Members of the Committee and any officer or employee of the Company, the Registrant, or any of their subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Registrant with respect to any such action or determination.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Certificate of Limited Partnership of PetroLogistics LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 filed with the Commission on June 21, 2011 (File No. 333-175035)).

4.2

First Amended and Restated Agreement of Limited Partnership of PetroLogistics LP (incorporated by reference to Appendix A to Amendment 6 to the Registrant’s Form S-1 filed with the Commission on April 23, 2012 (File No. 333-175035)).

4.3

Form of PetroLogistics Long Term Incentive Plan (incorporated by reference to Exhibit 10.12 to Amendment 6 to the Registrant’s Form S-1 filed with the Commission on April 23, 2012 (File No. 333-175035)).

4.4*	Form of Restricted Unit Award Agreement under the PetroLogistics Long Term Incentive Plan.
5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*              Filed herewith.

Item 9.    Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on May 8, 2012.

PETROLOGISTICS LP

By:	PetroLogistics GP LLC, its general partner

By:	/s/ Sharon S. Spurlin
Name:	Sharon S. Spurlin
Title:	Senior Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Lumpkins and Sharon S. Spurlin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAVID LUMPKINS	Executive Chairman and director of	May 8, 2012
David Lumpkins	PetroLogistics GP LLC (Principal Executive Officer)

/S/ NATHAN TICATCH	President and Chief Executive	May 8, 2012
Nathan Ticatch	Officer and director of PetroLogistics GP LLC

/S/ SHARON SPURLIN	Senior Vice President and Chief	May 8, 2012
Sharon Spurlin	Financial Officer of PetroLogistics GP LLC (Principal Financial and Accounting Officer)

/S/ ALAN E. GOLDBERG	Director of PetroLogistics GP LLC	May 8, 2012
Alan E. Goldberg

/S/ LANCE L. HIRT	Director of PetroLogistics GP LLC	May 8, 2012
Lance L. Hirt

/S/ ZALMIE JACOBS	Director of PetroLogistics GP LLC	May 8, 2012
Zalmie Jacobs

/S/ ROBERT D. LINDSAY	Director of PetroLogistics GP LLC	May 8, 2012
Robert D. Lindsay

/S/ JOHN B. WALKER	Director of PetroLogistics GP LLC	May 8, 2012
John B. Walker

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Limited Partnership of PetroLogistics LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 filed with the Commission on June 21, 2011 (File No. 333-175035)).
4.2

First Amended and Restated Agreement of Limited Partnership of PetroLogistics LP (incorporated by reference to Appendix A to Amendment 6 to the Registrant’s Form S-1 filed with the Commission on April 23, 2012 (File No. 333-175035)).

4.3

Form of PetroLogistics Long Term Incentive Plan (incorporated by reference to Exhibit 10.12 to Amendment 6 to the Registrant’s Form S-1 filed with the Commission on April 23, 2012 (File No. 333-175035)).

4.4*	Form of Restricted Unit Award Agreement under the PetroLogistics Long Term Incentive Plan.
5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*              Filed herewith.